                                                                    Exhibit 10.2


                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT ("AGREEMENT"), dated as of May 8, 2000, by and between NEW WORLD BROADCASTERS CORP., a Texas corporation ("SELLER"), and SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation ("PURCHASER").

                              W I T N E S S E T H:

         WHEREAS, Seller desires to sell and assign to Purchaser, and Purchaser desires to purchase and assume from Seller, Radio Station KTCY-FM (Pilot Point, Texas) (the "STATION") and certain associated assets and liabilities, including without limitation, certain contracts and leases and, subject to the approval of the Federal Communications Commission (the "COMMISSION" or the "FCC"), to accept assignment from Seller of certain licenses and other authorizations issued by the Commission to Seller; and

         WHEREAS, Seller is entering into a Stock Purchase Agreement, dated as of the date hereof, with respect to the stock of 910 Broadcasting Corp. ("910"), a Texas corporation and wholly-owned subsidiary of Seller (the "910 AGREEMENT"), and Rodriguez Communications, Inc. ("RCI"), the stockholders of RCI and Purchaser are entering into a Stock Purchase Agreement, dated as of the date hereof (the "RCI AGREEMENT"), whereby Purchaser will acquire the outstanding capital stock of RCI and the outstanding capital stock of 910; and

         WHEREAS, PURCHASER has agreed to lend funds to Seller and RCI for RCI to use to, among other things, consummate the purchase of certain radio stations and for Seller to use to repay certain indebtedness and to operate and maintain the Station and KXEB-AM; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows;

                                    ARTICLE I
                                  DEFINED TERMS

         Section 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

         "ACTION" shall mean any claim, action, suit, arbitration, inquiry, proceeding or investigation by any Governmental Authority or other third party.

         "AFFILIATES" of a party shall mean persons or entities that directly, or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, such party.

          "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

         "ENCUMBRANCES" shall mean liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by Law, agreement, understanding or otherwise.

          "ENVIRONMENTAL LAW" shall mean any law, ordinance, or regulation, whether national, Federal, state, local or other, pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conversation and Recovery Act, 42 U.S.C. Sections 6901, et seq.

         "GOVERNMENTAL AUTHORITY" shall mean any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

         "GOVERNMENTAL ORDER" shall mean any claim, action, suit, arbitration, order, writ, judgment, injunction, decree, stipulation, determination or award entered into by or with any Governmental Authority.

         "HAZARDOUS MATERIALS" shall mean any waste or substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "IRS" shall mean the United States Internal Revenue Service.

         "LAW" shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, Governmental Order, permit, franchise, grant, authorization, easement, consent, certificate or requirement or rule of common law of any Governmental Authority.

         "LIABILITIES" shall mean any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any environmental law), Action or Governmental Order and those arising under any contract agreement, arrangement, commitment or undertaking.

         "MATERIAL ADVERSE EFFECT" shall mean a single event, occurrence or fact that (together with all other events, occurrences and facts that could reasonably be expected to result in a loss) would have, or might reasonably be expected to have, a material adverse effect on a Person's assets, business, operations or financial condition, or that might reasonably be expected to prevent such Person from consummating the transactions contemplated by this Agreement.

         "PERMITTED ENCUMBRANCES" shall mean any and all of the following
Encumbrances:

         (a) Liens for taxes and assessments which are not yet due and payable;

         (b) Rights existing under applicable laws or operating agreements or similar contracts to assert liens against the relevant assets or properties, but not including liens and other rights which have actually been asserted, unless the relevant Person disputes the validity of any such lien or the amount claimed to be owed in connection therewith, or such lien or other right is not enforceable against the interest of such Person;

         (c) Any obligations or duties affecting any property to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable laws, rules and orders of any Governmental Authority;

         (d) Any other Encumbrance that is not substantial in character, amount or extent and does not materially detract from the value of the property subject thereto;

         (e) Any Encumbrance created by or in favor of Purchaser or any of its Affiliates; and

         (f) Such Encumbrances or impairments to the quality of title arising as a result of the sale to Purchaser of the Assets pursuant to this Agreement.

         "PERSON" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

         "SUBSIDIARY" shall mean any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held on the date in question by such Person or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary on the date in question of Seller.

         "TAX" shall mean any federal, state, local or foreign tax (including, without limitation, any income tax, franchise tax, doing business tax, branch profits tax, capital gains tax, value-added tax, ad valorem tax, excise tax, transfer tax, employment tax, social security tax, sales tax, use tax, property tax, or any other kind of tax or payment in lieu of tax no matter how denominated), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

         "TAX RETURN" shall mean any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.

         "TIME SALE AGREEMENTS" shall mean all agreements for the sale of advertising time on the Station for cash in the ordinary course of business.

         "TRADE AGREEMENTS" shall mean all agreements for the sale of advertising time on the Station for non-cash consideration.

         Section 1.02. OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

--------------------------------------------------------------------------------
     TERM                                                     SECTION
--------------------------------------------------------------------------------
     Agreement                                                Preamble
     Allocation                                               Section 2.05
     Ancillary Documents                                      Section 4.03
     Assets                                                   Section 2.01
     Assignment Application                                   Section 2.04
     Assumed Contracts                                        Section 2.01
     Assumed Liabilities                                      Section 2.03
     Basket Amount                                            Section 7.04
     Bridge Loan Agreement                                    Section 3.02
     Cash Amount                                              Section 2.05
     Cleanup                                                  Section 7.02
     Closing                                                  Section 3.01
     Closing Date                                             Section 3.01
     Commission                                               Preamble
     Communications Act                                       Section 2.04
     Excluded Assets                                          Section 2.02
     Excluded Liabilities                                     Section 2.03
     Excluded Tax Liabilities                                 Section 2.03
     FCC                                                      Preamble
     FCC Licenses                                             Section 2.01
     FCC Orders                                               Section 2.04
     Final Orders                                             Section 2.04
     Governmental Licenses                                    Section 2.01
     HSR Act                                                  Section 2.04
     Income Taxes                                             Section 7.05
     Intangible Property                                      Section 2.01
     Leases                                                   Section 2.01
     Losses                                                   Section 7.02
     910                                                      Preamble
     910 Agreement                                            Preamble
     Permits                                                  Section 2.01
     Personnel                                                Section 6.06
     Proprietary Information                                  Section 4.15
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     Proprietary Rights Agreement                             Section 4.16
     Purchase Price                                           Section 2.05
     Purchaser                                                Preamble
     Purchaser Common Stock                                   Section 2.05
     Purchaser Shares                                         Section 2.05
     Purchaser's Broker                                       Section 5.05
     RCI                                                      Preamble
     RCI Agreement                                            Preamble
     Seller                                                   Preamble
     Seller's Brokers                                         Section 4.22
     Securities Act                                           Section 4.23
     Station                                                  Preamble
     Straddle Period                                          Section 7.05
     TBA                                                      Section 3.02
     Tangible Personal Property                               Section 2.01
     Transfer Taxes                                           Section 6.03
--------------------------------------------------------------------------------

                                   ARTICLE II
                                PURCHASE AND SALE

         Section 2.01. PURCHASE AND SALE OF ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from Seller, the following assets (the "ASSETS"), free and clear of all
Encumbrances:

         (a) the FCC licenses, permits and other authorizations, including any temporary waiver or special temporary authorization, issued to or held by Seller exclusively in connection with the conduct of the business and operation of the Station, including any pending applications therefor, as set forth in SCHEDULE 2.01(A) (the "FCC LICENSES");

         (b) subject to Permitted Encumbrances, all of Seller's right, title and interest in and to all equipment, electrical devices, antennae, cables, tools, hardware, office furniture and fixtures, office materials and supplies, inventory, motor vehicles, spare parts and other tangible personal property of every kind and description which are held for use principally or used in the operation of the Station, including the items set forth on SCHEDULE 2.01(B), except any retirements or dispositions thereof made between the date hereof and the Closing in the ordinary course of business and consistent with past practices of Seller (the "TANGIBLE PERSONAL PROPERTY");

         (c) subject to Permitted Encumbrances, all of Seller's right and interest in and to the leases identified in SCHEDULE 2.01(C) (the "LEASES") to the extent such Leases are assignable;

         (d) the Station' public inspection files, filings with the FCC related to the Station, executed copies of all written Assumed Contracts, and such technical information, engineering data, rights under manufacturers' warranties as exist at Closing and relate to the assets of the Station being conveyed hereunder;

         (e) subject to Permitted Encumbrances, the benefit and burden, subsequent to the Closing Date, of all Time Sales Agreements and Trade Agreements, and other contracts, agreements, and leases which are used in the operation of the Station and listed on SCHEDULE 2.01(E), together with all contracts, agreements, and leases made between the date hereof and Closing in the ordinary course of business that are used in the operation of the Station (the "ASSUMED CONTRACTS");

         (f) subject to Permitted Encumbrances, all of Seller's right and interest in and to the Station's call letters and the trademarks, trade names, service marks, franchises, copyrights, computer software, programs and programming material, jingles, slogans, logos, and other intangible property which are used exclusively in the operation of the Station, including, without limitation, those listed on SCHEDULE 2.01(F) (the "INTANGIBLE PROPERTY");

         (g) the governmental licenses, permits and authorities, other than the FCC Licenses, issued to or held by Seller exclusively in connection with the conduct of the business and operation of the Station, including any pending applications therefor as set forth in SCHEDULE 2.01(G) (the "PERMITS", and, together with the FCC Licenses, the "GOVERNMENTAL LICENSES").

         The Assets shall be delivered without any representation or warranty by Seller except as expressly set forth in this Agreement, and Purchaser acknowledges that it has not relied on or been induced to enter into this Agreement by any representation or warranty other than those expressly set forth in Article IV hereof.

         Section 2.02. EXCLUDED ASSETS. The following property will not be purchased by Purchaser and shall remain the property of Seller (collectively, the "EXCLUDED ASSETS"):

         (a) corporate minute books, stock books and income tax returns of Seller;

         (b) investments of Seller in subsidiaries, partnerships and other entities, including 910;

         (c) the assets of Seller not specifically described herein as part of the Assets, including, without limitation, television station KTAQ (Greenville, Texas) and assets used principally in the operation of such station, television station K25FW (Corsicana, Texas) and assets used principally in the operation of such station, the real estate owned by Seller and located in Midlothian, Texas, the interest of Seller in Seller's radio and television stations other than KTCY-FM; and

         (d) the cash and cash equivalents of Seller as of the Closing Date.

         Section 2.03. ASSUMPTION AND EXCLUSION OF LIABILITIES.

         (a) On the terms and subject to the conditions of this Agreement, from and after the Closing Date, Purchaser shall assume and shall pay, perform and discharge when due only the following specified liabilities and obligations, and no others (collectively, the "ASSUMED LIABILITIES"):

                  (i) Liabilities arising from actions taken after the Closing relating to the Assumed Contracts; and

                  (ii) Liabilities arising out of Purchaser's ownership after the Closing Date of the Assets, to the extent such obligations were incurred after the Closing.

         (b) Subject to Section 6.03, Purchaser shall not assume any Liabilities of Seller in respect of any Taxes arising from the use, ownership or operation of the Station or the Assets up to, and including, the Closing Date or resulting from the transactions contemplated by this Agreement (collectively, "EXCLUDED TAX LIABILITIES").

         (c) Except as specifically set forth in Section 2.03(a), Purchaser shall not assume or be responsible for any Liabilities of Seller (such excluded liabilities, being referred to herein collectively as the "EXCLUDED LIABILITIES").

         Section 2.04. ASSIGNMENT OF GOVERNMENTAL LICENSES.

         (a) In order to consummate the transfer of the Assets, Purchaser and Seller will file within 10 business days after the execution and delivery of this Agreement assignments of license applications requesting FCC consent to the assignment to Purchaser of all FCC Licenses relating to the operation of the Station (the "ASSIGNMENT APPLICATION"). The parties agree to prosecute the Assignment Application in good faith and with due diligence. Each party will be solely responsible for the expenses incurred by it in the preparation, filing and prosecution of the Assignment Application (it being agreed that each of Seller and Purchaser will pay one-half of the FCC filing fee). As used herein, the term "FCC ORDERS" shall mean that the FCC has granted or given its consent, without any condition materially adverse to Purchaser, to the Assignment Application; the term "FINAL ORDERS" shall mean that the FCC Orders shall have become final that such FCC Orders are not reversed, stayed, enjoined or set aside, and with respect to such FCC Orders, no timely request for stay, reconsideration, review, rehearing or notice of appeal is pending, and as to which FCC Orders the time set forth in the FCC rules or the Communications Act of 1934, as amended (the "COMMUNICATIONS ACT"), for filing any such request, petition or notice of appeal or for review by the FCC staff on its own motion has expired.

         (b) Purchaser and Seller shall make or cause to be made any and all necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") with respect to the transactions contemplated by this Agreement, the 910 Agreement and the RCI Agreement. Purchaser shall pay any notification filing fee associated with the filing under the HSR Act.

         Section 2.05. PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Assets shall be (i) $7,000,000 to be paid in cash (the "CASH AMOUNT"), and (ii) $33,500,000 to be paid in shares of the Series A Common Stock, $.0001 par value per share, of Purchaser ("PURCHASER COMMON STOCK"), with such number of shares of Purchaser Common Stock (the "PURCHASER SHARES") to be equal to $33,500,000 divided by the average last trade price per share of the Purchaser Common Stock for the 30-day period ending on the day immediately preceding the Closing Date, as reported under Nasdaq National Market Issues in The Wall Street Journal. Payment of the Purchase Price shall be made first by reducing the amounts payable hereunder by any amounts owed at the Closing by Seller or RCI to Purchaser (or its Affiliates), to the extent not otherwise repaid or credited against the purchase price under the 910 Agreement or the RCI Agreement, under the Bridge Loan Agreement. In addition, Purchaser shall assume at Closing, and thereafter perform the Assumed Liabilities. The aggregate amount of the Purchase Price and the Assumed Liabilities (that are properly included in Purchaser's tax basis for the Assets) shall be allocated among the Assets in the manner set forth on SCHEDULE 2.05 (the "ALLOCATION"). Seller and Purchaser shall file all information and Tax Returns (and any amendments thereto) in a manner consistent with this Section 2.05 (including, without limitation, IRS Form 8594 or any successor form). If, contrary to the intent of the parties hereto as expressed in this Section 2.05, any taxing authority makes or proposes an allocation different from the Allocation determined under this Section 2.05, Seller and Purchaser shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation), provided, however, that, after consultation with the party adversely affected by such allocation (or proposed allocation), another party hereto may file such protective claims or returns but only as may be reasonably required to reserve a claim which may be barred by the statute of limitations.

                                   ARTICLE III
                                     CLOSING

         Section 3.01. CLOSING. Subject to the terms of this Agreement, the sale and purchase of the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing of the transactions contemplated hereby (the "CLOSING") to be held at the offices of Thompson & Knight L.L.P., in Dallas, Texas, at 10:00 a.m., local time, on the date which is the later of (i) the fifth day after the issuance of the FCC Orders, (ii) the date on which all closing conditions set forth in this Article III have been satisfied or, to the extent permitted under applicable Law, waived, and (iii) November 8, 2000, or at such other place or at such other time or on such other date as Seller and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "CLOSING DATE").

         Section 3.02. CONDITIONS TO THE CLOSING.

         (a) The obligations of Seller and Purchaser hereunder shall be subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

                  (i) The waiting period (and any extension thereof), if any, applicable to the transactions contemplated by this Agreement under the HSR Act, shall have been terminated or shall have expired, and no restrictive order or other requirements pursuant to the HSR Act shall have been placed on the parties.

                  (ii) The FCC shall have approved the Assignment Application (and such other applications as may be required by applicable law, rule or regulation to permit the transfer to the Seller of the Assets to be filed with respect to the transactions contemplated by this Agreement).

                  (iii) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding by or with any Governmental Authority or third party seeking any of the foregoing be pending (excluding, in each case, any such matter initiated by Seller, Purchaser or any of their Affiliates). There shall not be any Action taken, or any Law enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of such transactions illegal (excluding, in each case, any such matter initiated by Seller, Purchaser or any of their Affiliates).

                  (iv) Purchaser and Seller shall have entered into a time brokerage agreement in substantially the form of EXHIBIT 3.02(A)(IV) with respect to the Station concurrently with entering into this Agreement (the "TBA").

          (b) The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                  (i) Purchaser shall have entered into a loan agreement with Seller and RCI in substantially the same form as Exhibit 3.02(b)(i) (the "BRIDGE LOAN AGREEMENT") and Purchaser shall have advanced all funds required to be advanced as of the Closing Date under the Bridge Loan Agreement in accordance with the terms thereof.

                  (ii) All the representations and warranties of Purchaser contained in this Agreement, and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date that are not qualified by materiality, Material Adverse Effect or a dollar threshold shall be true and correct in all material respects, and all other representations and warranties of Purchaser shall be true and correct, as of the date made and (having been deemed to have been made again on and as of the Closing Date) shall be true and correct in all material respects on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

                  (iii) Purchaser shall have performed and complied with in all material respects all covenants and agreements required by this Agreement, and any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, to be performed or complied with by it on or prior to the Closing Date.

                  (iv) Purchaser shall not be in default under the TBA, which default has resulted in a Material Adverse Effect on the Station or the Seller.

                  (v) The closing of the transactions contemplated under the RCI Agreement shall have occurred or shall occur concurrently with the Closing.

         (c) The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                  (i) All the representations and warranties of Seller contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, that are not qualified by materiality, Material Adverse Effect or a dollar threshold, shall be true and correct in all material respects, and all other representations and warranties of Seller shall be true and correct, as of the date made and (having been deemed to have been made again on and as of the Closing Date) shall be true and correct in all material respects on and as of the Closing Date, except as affected by actions taken or omitted to be taken by Purchaser pursuant to the TBA, and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

                  (ii) Seller shall have performed and complied with in all material respects all covenants and agreements required by this Agreement, and any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, to be performed or complied with by it on or prior to the Closing Date.

                  (iii) Charles J. Brooks shall have entered into an employment agreement with Purchaser substantially in the form of EXHIBIT 3.02(C)(III) hereto.

                  (iv) Each of Marcos A. Rodriguez, James L. Anderson and James
A. Gammon shall have entered into Non-Competition Agreements with the Purchaser substantially in the form of EXHIBIT 3.02(C)(IV) hereto.

                  (v) Seller and RCI shall have applied any amounts advanced under the Bridge Loan Agreement in accordance with the terms thereof.

                  (vi) Seller shall have executed and a delivered Lock-Up Letter in the form of EXHIBIT 3.02(C)(VI).

         Section 3.03. CLOSING DELIVERIES BY SELLER. At the Closing, Seller shall execute, acknowledge (where appropriate) and deliver, or cause to be executed, acknowledged (where appropriate) and delivered, to Purchaser the following:

         (a) Such instruments, in form and substance reasonably satisfactory to Purchaser, as may be reasonably requested by Purchaser to transfer the Assets to Purchaser or evidence such transfer on the public records.

         (b) A certificate, executed by an officer of Seller, dated as of the Closing Date, certifying that (i) the representations and warranties of Seller in this Agreement that are not qualified by materiality, Material Adverse Effect or a dollar threshold are true and correct in all material respects, and all other representations and warranties of Seller are true and correct, in each case, as of the Closing Date, with the same effect as though made as of such date (or, in the case of representations and warranties which address matters only as of a particular date, as of such particular date), (ii) each covenant or agreement of Seller in this Agreement to be complied with at or prior to Closing shall have been complied with in all material respects and (iii) no Action (excluding any such matter initiated by Purchaser or any of its Affiliates) is pending or, to Seller's knowledge, threatened before, and no injunction has been issued by, any Governmental Authority seeking to enjoin or restrain or prohibit, delay, or restrain the performance of or to obtain damages or other relief in connection with this Agreement, or the consummation of the transactions contemplated hereby.

         (c) A certificate of Seller certifying that Seller is not a "foreign person" within the meaning of Section 1445 of the Code in substantially the form of EXHIBIT 3.03(C).

         Section 3.04. CLOSING DELIVERIES BY PURCHASER. At the Closing, Purchaser shall execute, acknowledge (where appropriate) and deliver, or cause to be executed, acknowledged (where appropriate) and delivered, to Seller the following:

         (a) Such assumption agreements and similar instruments, in form and substance reasonably satisfactory to Seller, relating to the assumption of the Assumed Liabilities and the transfer of the Assets, as may reasonably be requested by Seller.

         (b) A certificate or certificates evidencing the Purchaser Shares, duly issued and registered in the name of Seller.

         (c) The Cash Amount, if any.

         (d) a certificate, executed by the duly authorized officer of Purchaser, dated as of the Closing Date, certifying that (i) the representations and warranties of Purchaser in this Agreement not qualified by materiality, Material Adverse Effect or a dollar threshold are true and correct in all material respects, and all other representations and warranties of Purchaser are true and correct, in each case, as of the Closing Date, with the same effect as though made as of such date (or, in the case of representations and warranties which address matters only as of a particular date, as of such particular date),
(ii) each covenant or agreement of Purchaser in this Agreement to be complied with at or prior to Closing shall have been complied with in all material respects and (iii) no Action (excluding any such matter initiated by Seller or any of its Affiliates) is pending or, to Purchaser's knowledge, threatened before, and no injunction has been issued by, any Governmental Authority seeking to enjoin or restrain or prohibit, delay, or restrain the performance of or to obtain damages or other relief in connection with this Agreement, or the consummation of the transactions contemplated hereby.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser that:

         Section 4.01. ORGANIZATION; GOOD STANDING. Seller is a corporation duly formed and validly existing under the laws of Texas and has all requisite power and authority to own and lease its properties and assets and to carry on its business as currently conducted.

         Section 4.02. QUALIFICATION. Seller is duly qualified or licensed to do business as a foreign corporation or other entity in each of the jurisdictions set forth opposite its name on SCHEDULE 4.02, and is in good standing in each of such jurisdictions, which are all the jurisdictions in which such qualification or licensing is required for the conduct of its business and the ownership and leasing of its properties and the Assets, except jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect on the Seller.

         Section 4.03. DUE AUTHORIZATION; EXECUTION AND DELIVERY. Subject to the issuance of the Final Orders, and any required compliance with the HSR Act, Seller has full corporate power and authority to enter into and perform this Agreement and any documents or instruments to be entered into as contemplated or required by this Agreement (collectively, the "ANCILLARY DOCUMENTS") and to which Seller is a party, and to carry out the transactions contemplated hereby and thereby. Prior to the Closing, Seller will have taken all requisite action to approve the execution and delivery of this Agreement and the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby. This Agreement and each of the Ancillary Documents to which Seller is a party constitute the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally (whether such rights are considered at law or in equity).

         Section 4.04. NONCONTRAVENTION. The execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result in a violation of any provision of the charter or bylaws of Seller, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, or require any consent, approval, authorization or waiver of, or notice to, any party to, any bond, debenture, note, mortgage or indenture, or any material agreement, including but not limited to the Assumed Contracts, or other material instrument or obligation to which Seller is a party or by which Seller or any of the Assets may be bound, or any FCC Licenses held by Seller, (iii) result in the creation or imposition of any Encumbrance upon any of the Assets, except for Encumbrances in favor of Purchaser, or (iv) assuming compliance with the matters referred to in Section 4.05, violate any material Law binding upon Seller, the Station or any of the Assets, except for (A) such consents, approvals, authorizations and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and (B) such consents, approvals, authorizations, waivers and notices that are disclosed on SCHEDULE 4.04.

         Section 4.05. GOVERNMENTAL APPROVALS. No material approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by Seller of this Agreement or the consummation of the transactions contemplated hereby, other than those of the FCC or those under the HSR Act, and other than
(i) filings with or approvals by other Governmental Authorities to occur in the ordinary course following the consummation of the transactions contemplated by this Agreement, and (ii) filings, with, or approvals of, Governmental Authorities which may be necessary due to the status of Purchaser or any Affiliate of Purchaser. Each of the filings and approvals included in clauses
(i) and (ii) above is described on SCHEDULE 4.05.

         Section 4.06. TITLE TO ASSETS. As of the Closing Date, Seller will have good and marketable title to all of the Assets it owns, and valid leasehold rights to all of the Assets its leases, free and clear of all Encumbrances other than Permitted Encumbrances.

         Section 4.07. CONDITION OF ASSETS. As of the Closing Date, the buildings, plants, structures and equipment, if any, of Seller which are included in the Assets will be (i) in reasonably good operating condition, ordinary wear and tear excepted, and will have been maintained by Seller in accordance with standard industry practice, (ii) suitable for the purposes used and (iii) adequate and sufficient for the normal operation of the Station, as presently conducted.

         Section 4.08. FCC LICENSES.

         (a) SCHEDULE 2.01(A) accurately identifies each of the FCC Licenses (including each of the applications therefor) as to the licensee, city of license, and call sign (or, with respect to applications therefor, the file number assigned by the Commission to such application). Seller has delivered to Purchaser copies of each of the FCC Licenses (including any and all amendments and other modifications thereto and all applications for additional such licenses). The FCC Licenses identified on SCHEDULE 2.01(A) comprise all of the licenses, permits and other authorizations required from the Commission for the normal and lawful broadcast operations of the Station in the manner now conducted.

         (b) No action or proceeding is pending or threatened before the Commission or other Governmental Authority for the cancellation or material adverse modification of the FCC Licenses. The Public Files which are required by the Commission to be maintained by the licensee of the Station are current and contain all information required to be included therein. Seller is current with all reports, filings and other matters that it is required to file with the Commission and is not delinquent in the payment of any fees and charges due to the Commission. The material required by 47 C.F.R. Section 73.3526 to be kept in the public inspection file of the Station is in such file.

         (c) As of the Closing Date, Seller shall be the authorized legal holder of each of the FCC Licenses. The FCC Licenses are in full force and effect and no action or proceeding is pending or threatened before the Commission for the cancellation of the FCC Licenses. Each of the Station, its physical facilities, electrical and mechanical systems and transmitting and studio equipment are being operated in material compliance with the terms of each FCC License and are in substantial and material compliance with the rules and regulations of the Commission.

         (d) SCHEDULE 2.01(G) accurately identifies each of the Permits held by Seller. The Permits identified on SCHEDULE 2.01(G) comprise all of the licenses, permits and other authorizations required for the normal and lawful operations of the Station in the manner now conducted, except for the FCC Licenses.

         Section 4.09. LITIGATION. There are no Governmental Orders and no Actions pending or, to Seller's knowledge, threatened against or affecting the Assets or which challenges the validity or propriety of any of the transactions contemplated by this Agreement.

         Section 4.10. ABSENCE OF CERTAIN CHANGES. Except as disclosed on
SCHEDULE 4.10, since March 31, 2000 (i) there has not been any event or condition that might reasonably be expected to result in a Material Adverse Effect on Seller or the Assets or any material portion thereof; (ii) Seller has not, in respect of the Station, incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice; (iii) Seller has not suffered any material loss, damage, destruction or other casualty to any of the Assets (whether or not covered by insurance); (iv) Seller has not, in respect of the Station, taken any of the actions set forth in Section 6.01 or in Articles VI or VII of the Bridge Loan Agreement, except as permitted thereunder; and (v) no negative change with respect to the FCC Licenses (other than any such changes which have resulted from Purchaser's actions or inactions pursuant to the TBA) has occurred.

         Section 4.11. TAX MATTERS. Except as disclosed on SCHEDULE 4.11, Seller has (and as of the Closing Date will have) (i) duly filed all Tax Returns required to be filed by or with respect to it with the IRS or other applicable taxing authority (other than Tax Returns where the failure to file would not be, in the aggregate, material), (ii) paid all Taxes due, or claimed by any taxing authority to be due, from or with respect to it (other than Taxes where the failure to pay would not be, in the aggregate, material), except Taxes that are being contested in good faith and for which adequate reserves have been set aside as disclosed on SCHEDULE 4.11, and (iii) made all material deposits required with respect to Taxes. All Tax Returns referred to in the preceding sentence were, and in the case of Tax Returns not yet filed, will be, true, correct and complete in all material respects when filed. All material Taxes that Seller is or was required to withhold or collect have been duly withheld or collected, including, without limitation, all employment related Taxes and withholdings, and, to the extent required, have been or will be timely paid to the proper governmental body. To the knowledge of Seller, there has been no issue raised or adjustment proposed (and none is pending) by the IRS or any other taxing authority in connection with any Tax Returns relating to the Assets, the Station or the Seller. No waiver or extension of any statute of limitations as to any federal, state, local or foreign tax matter relating to the Assets, the Station or the Seller has been given by or requested from Seller. There are no tax liens upon any of the properties or assets of Seller, including, without limitation, the Assets, other than liens for Taxes not yet due and payable. None of the Assets (i) is "tax-exempt use property" within the meaning of Section 168(h) of the Code, (ii) is subject to a tax benefit transfer lease subject to the provision of former Section 168(f)(8) of the Internal Revenue Code of 1954 or (iii) secures any debt the interest on which is exempt from tax under Section 103 of the Code.

         Section 4.12. COMPLIANCE WITH LAWS. Seller has complied with all material Laws (including without limitation the rules, regulations and practices of the Commission), and Seller has not received any written notice of any claim, which has not been dismissed or otherwise disposed of, that Seller has not so complied.

         Section 4.13. LEASED PROPERTY. No material waiver, indulgence or postponement of Seller's obligations under any of the Leases has been granted by the lessor or of the lessor's obligations thereunder by Seller. Seller is not in breach of or in default in any material respect under any of the Leases, and Seller has not received any notice from, or given any notice to, any lessor indicating that Seller or such lessor is in breach of or in default in any material respect under any of the Leases. To the knowledge of Seller, none of the lessors under any of the Leases is in breach thereof or in default thereunder. Seller has full right and power to occupy or possess, as the case may be, all the property covered by each Lease.

         Seller has delivered to Purchaser true, correct and complete copies of all the Leases. No security deposits are being held or are required to be held under the Leases.

         Section 4.14. CERTAIN PAYMENTS. Since the inception of Seller, none of Seller or its Subsidiaries, or any director, officer, employee, or, to the knowledge of Seller, any agent (or employee thereof) of Seller or any Subsidiary or any other Person associated with or acting for or on behalf of Seller or any Subsidiary, other than Purchaser or any Affiliate of Purchaser, has directly or indirectly (a) made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Seller or any of its Subsidiaries.

         Section 4.15. PROPRIETARY INFORMATION AND OTHER RIGHTS. Seller has title and ownership of all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, domain names and processes (collectively, "PROPRIETARY INFORMATION") necessary for its business as now conducted without any conflict with or infringement of the rights of others. Seller is not aware of any particular intellectual property that it believes is essential to its product or service development, to which it cannot obtain sufficient rights on reasonable terms. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is Seller bound by or a party to any options, licenses or agreements of any kind with respect to the patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights, domain names and processes of any other person or entity. Seller has not violated and received any communications alleging that Seller has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade proprietary rights of any other person or entity. To the knowledge of Seller, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Seller or that would conflict with Seller's business as currently conducted. Neither the execution nor delivery of this Agreement nor the carrying on of Seller's business by the employees of Seller nor the conduct of Seller's business as currently conducted, will, to Seller's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

         Section 4.16. EMPLOYEES.

         (a) SCHEDULE 4.16(A) contains a complete and accurate list of the following information for each employee or director of Seller engaged in the operation of the Station, including each employee on leave of absence or layoff status; employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 2000; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Seller's insurance, medical, welfare, or vacation plan, other employee welfare benefit plan, or any other employee benefit plan or any director plan.

         (b) To Seller's knowledge, no employee or director of Seller engaged in the operation of the Station is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such employee or director and any other Person ("PROPRIETARY RIGHTS AGREEMENT") that in any way adversely affects (i) the performance of his duties as an employee or director of Seller, or (ii) the ability of Seller to conduct its business, including any Proprietary Rights Agreement with Seller by any such employee or director. To Seller's knowledge, no director, officer, or other key employee of Seller engaged in the operation of the Station intends to terminate his employment with Seller.

         Section 4.17. LABOR AGREEMENTS AND ACTIONS. Seller is not bound by or subject to (and none of Seller's assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of Seller, has sought to represent any of the employees, representatives or agents of Seller. There is no strike or other labor dispute involving Seller pending, or, to the knowledge of Seller, threatened, nor is Seller aware of any labor organization activity involving employees of Seller.

         Section 4.18. ENVIRONMENTAL. Seller has not received any written notice of any investigation or inquiry by any Governmental Authority under any Environmental Laws relating to the ownership or operation of the Assets. Seller has not disposed of any Hazardous Material on any of the assets of Seller in violation of Environmental Laws and, to Seller's knowledge, no condition exists on any of the assets of Seller which would subject the assets of Seller to any remedial obligations under any Environmental Laws.

         Section 4.19. CERTAIN AGREEMENTS. Seller has delivered to Purchaser accurate and complete copies of the Assumed Contracts. Each of such agreements is a valid and binding agreement of Seller and (to the knowledge of Seller) the other party or parties thereto, enforceable against Seller and (to the knowledge of Seller) such other party or parties in accordance with its terms. Seller is not in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by Seller under, any provision of any of such agreements, and Seller has not received any notice from, or given any notice to, any other party indicating that Seller is in breach of or in default under any of such agreements. To the knowledge of Seller, no other party to any of such agreements is in breach of or in default under such agreements, nor has any assertion been made by Seller of any such breach or default. Except as disclosed on SCHEDULE 4.19, each of such agreements is freely and fully assignable to Purchaser without penalty or other adverse consequence.

         Section 4.20. ERISA. Neither Seller nor any of its affiliates sponsor, maintain, contribute to (other than indirectly through the Administaff Client Service Agreement referred to below) or administer any employee benefit plan within the meaning of Section 3(3) of ERISA, including a multiemployer plan (within the meaning of Section 4001(a) of ERISA). All fees required to be paid by Seller to Administaff Companies, Inc. pursuant to the Client Service Agreement between the Company and Administaff Companies, Inc. are current as of the date of this Agreement and will be current as of the Closing Date. For purposes of this Section and Section 7.02(b) only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code.

         Section 4.21. INSURANCE. Seller maintains the policies of insurance described on SCHEDULE 4.21. All such policies are in full force and effect and all premiums have been paid in full to the extent payment was due.

         Section 4.22. BROKERAGE FEES. Neither Seller nor any of its Affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby, other than Bluestone Capital Partners, L.P. and Americom Radio Brokers, Inc. ("SELLERS' BROKERS"). Seller shall pay all costs and expenses of Seller's Brokers in accordance with agreements therewith and indemnify and hold harmless Purchaser from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Seller or any of its Affiliates.

         Section 4.23. INVESTMENT INTENT. Seller is acquiring the Purchaser Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof. Seller understands that it must bear the economic risk of this investment indefinitely unless it sells the Purchase Shares (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering the Purchaser Shares or (ii) pursuant to an applicable exemption under the Securities Act. In acquiring the Purchaser Shares, Seller is not offering or selling, and will not offer or sell, for Purchaser in connection with any distribution of the Purchaser Shares, and Seller does not have a participation and will not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable federal and state securities laws.

         Section 4.24. DISCLOSURE OF INFORMATION. Seller acknowledges that it or its representatives have been furnished with substantially the same kind of information regarding Purchaser and its business, assets, results of operation, and financial condition as would be contained in a registration statement prepared in connection with a public sale of the Purchaser Shares. Seller further represents that it has had an opportunity to ask questions of and receive answers from Purchaser regarding Purchaser and its business, assets, results of operation and financial condition and the terms and conditions of the issuance of the Purchaser Shares. The foregoing, however, shall not limit or modify the representations and warranties of Purchaser in Article V, and shall not limit the disclosure requirements of applicable federal and state securities laws.

         Section 4.25. RESTRICTED SECURITIES. Seller understands that the Purchaser Shares will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Purchaser Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Purchaser Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, Seller represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent for securities of Purchaser (or a notation may be made in the appropriate records of Purchaser) in connection with the Purchaser Shares.

         Section 4.26. LEGEND. It is agreed and understood by Seller that the certificates representing the Purchaser Shares shall each conspicuously set forth on the face or back thereof, in addition to any legends required by Law or other agreement, a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, OR (D) HAS RECEIVED SUCH SHARES PURSUANT TO A VALID PRIVATE PLACEMENT UNDER SECTION 4 OF THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRANSFER AGENT), (D) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS

         SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller as follows:

         Section 5.01. ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own and lease its properties and carry on its business as currently conducted.

         Section 5.02. DUE AUTHORIZATION; EXECUTION AND DELIVERY. Subject to the issuance of the Final Orders and any required compliance with the HSR Act, Purchaser has full power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to carry out its obligations hereunder. The execution and delivery by Purchaser of this Agreement and the Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement and the Ancillary Documents to which Purchaser is a party have been duly executed and delivered by Purchaser and constitute the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or general equitable principles. Neither the execution and delivery by Purchaser of this Agreement or the Ancillary Documents to which it is a party, nor the consummation of the transactions contemplated hereby and thereby will: (i) conflict with or result in a breach of the organizational documents of Purchaser; (ii) subject to the issuance of the Final Orders, violate any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental authority; or
(iii) violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) any indenture, mortgage, lease, contract or other instrument to which Purchaser or any of its Affiliates is a party or by which it or any of its Affiliates is bound or affected.

         Section 5.03. GOVERNMENTAL CONSENTS. No consent, approval, authorization, license, exemption of, filing or registration with any court, governmental authority or administrative agency is required by Purchaser in connection with the execution and delivery of this Agreement or the consummation by it of any transaction contemplated hereby, other than the consent of the FCC or under the HSR Act.

         Section 5.04. LITIGATION. There is no order of any court, governmental agency or authority and no action, suit, proceeding or investigation, judicial, administrative or otherwise that is pending or, to Purchaser's knowledge, threatened against or affecting Purchaser which challenges the validity or propriety of any of the transactions contemplated by this Agreement.

         Section 5.05. BROKERAGE FEES. No broker, finder, financial advisor or investment banker is entitled to any brokerage, finder's or other fee, commission or expense reimbursement in connection with the transactions contemplated by this Agreement as a result of any agreement or action of Purchaser, other than Lehman Brothers, Inc. (the "PURCHASER'S BROKER"). Purchaser shall pay all costs and expenses of the Purchaser's Broker in accordance with agreements therewith, and indemnify and hold harmless Seller and its Affiliates from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Purchaser or any of its Affiliates.

         Section 5.06. QUALIFICATION. Purchaser is legally, financially and otherwise qualified to be the licensee of, acquire, own and operate the Station under the Communications Act and the rules, regulations and policies of the FCC. There are no facts that would, under existing law and the existing rules, regulations, policies and procedures of the FCC, disqualify Purchaser as an assignee of the FCC Licenses or as the owner and operator of the Station. No waiver of any FCC rule or policy is necessary for the FCC Consents to be obtained. There is no action, suit or proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser which questions the legality or propriety of the transactions contemplated by this Agreement or could materially adversely affect Purchaser's ability to perform its obligations hereunder. Purchaser has and will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated hereby.

         Section 5.07. PURCHASER SHARES. The Purchaser Shares have been duly authorized for issuance and, if and when delivered by Purchaser in accordance with the provisions of this Agreement, will be validly issued fully paid and nonassessable. The issuance of the Purchaser Shares pursuant to this Agreement is not subject to any preemptive or similar rights.

                                   ARTICLE VI
                     CERTAIN COVENANTS AND OTHER AGREEMENTS

         Section 6.01. CONDUCT AND PRESERVATION OF BUSINESS.

         (a) Except actions or inactions of Purchaser pursuant to the TBA, or as expressly provided in this Agreement, during the period from the date hereof to the Closing, Seller shall not, without the prior written consent of Purchaser:

                  (i) make any material change in the ongoing operations of the Station;

                  (ii) incur, guarantee or assume any indebtedness for borrowed money in respect of the Assets, other than indebtedness to Purchaser, or in accordance with the Bridge Loan Agreement;

                  (iii) mortgage or pledge any of the Assets to any person other than Purchaser, and other than in accordance with the Bridge Loan Agreement, or create or suffer to exist any

Encumbrance thereupon, other than the Permitted Encumbrances and Encumbrances in favor of Purchaser, or in accordance with the Bridge Loan Agreement;

                  (iv) sell, lease, transfer or otherwise dispose of, directly or indirectly, any material part of the Assets, other than in accordance with the Bridge Loan Agreement;

                  (v) amend, modify or change any existing material lease, contract, FCC License or agreement relating to the Assets;

                  (vi) permit any current insurance or reinsurance policies to be canceled or terminated or any of the coverages thereunder to lapse if such policy covers Assets, or insures risks, contingencies or liabilities of the Station, unless simultaneously with such cancellation, termination or lapse, replacement policies providing coverage equal to or greater than the coverage canceled, terminated or lapsed are in full force and effect and written copies thereof have been provided to Purchaser;

                  (vii) take any action which would or might make any of the representations or warranties of Seller contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Closing or would or might result in any of the conditions set forth in this Agreement not being satisfied;

                  (viii) allow any Assumed Contract to be terminated or to be materially modified prior to the full term of the contract; or

                  (ix) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section.

         Section 6.02. ACCESS TO RECORDS AND PROPERTIES. Subject to requirements of confidentiality imposed by contract or by law, Seller will (a) make available to Purchaser and its accountants, counsel and other representatives, access during normal business hours to the properties, books and records of Seller, and will allow Seller's officers and representatives to be available to Purchaser for consultation, and (b) furnish Purchaser with copies of all such contracts, books and records, and other existing documents and data relating to Seller, any Subsidiary or the Assets as Purchaser may reasonably request, and (c) furnish Purchaser with such additional financial, operating, and other data and information relating to Seller, any Subsidiary or the Assets as Purchaser may reasonably request.

         Section 6.03. TAXES; OTHER CHARGES. All sales, use, value -added, transfer, registration, stamp, deed and similar Taxes ("TRANSFER TAXES") resulting from the consummation of the transactions contemplated hereby shall be borne by Seller and Purchaser equally. The parties shall cooperate in obtaining all exemptions from such Transfer Taxes. The party bearing responsibility under applicable law shall file all necessary documentation with respect to, and make all payments of, such Transfer Taxes on a timely basis, with the cooperation of the other party.

         Section 6.04. BEST EFFORTS. Seller and Purchaser shall take all reasonable action necessary to consummate the transactions contemplated by this Agreement and will use all necessary and reasonable means at its disposal to obtain all necessary consents and approvals of other persons and Governmental Authorities required to enable it to consummate the transactions contemplated by this Agreement, including the consent of the FCC and any necessary filings and consents under the HSR Act. Except as otherwise provided herein, each of Seller and Purchaser acknowledges and agrees that it shall pay all costs, fees and expenses incurred by it in obtaining such necessary consents and approvals (it being understood that Purchaser shall pay all filing fees in connection with notification filings under the HSR Act). Each party shall promptly make all filings, applications, statements and reports to all governmental agencies or entities which are required to be made prior to the Closing Date by or on its behalf pursuant to any statute, rule or regulation in connection with the transactions contemplated by this Agreement, and copies of all such filings, applications, statements and reports shall be provided to the other. If the FCC determines that the transactions contemplated hereby or a portion thereof are inconsistent or violative of FCC rules or regulations, the parties agree that they will, to the extent practicable, negotiate in good faith to amend, modify or restructure the transactions contemplated hereby so as to be consistent with FCC rules and regulations.

         Section 6.05. PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, all notices to third parties and other publicity relating to the transactions contemplated by this Agreement shall be jointly planned by Seller and Purchaser; it being understood by Seller that Purchaser is a public company subject to disclosure requirements, and this covenant shall be subject to Purchaser's requirements thereunder.

         Section 6.06. EMPLOYMENT MATTERS. Set forth on SCHEDULE 4.16(A) is an accurate and complete list of the names, positions and salaries of all personnel of Seller (the "PERSONNEL") who work principally in connection with the Station or the Assets. Two weeks prior to the Closing, Seller shall deliver to the Purchaser a revised SCHEDULE 4.16(A) updating the information as to the Personnel. Seller shall use its commercially reasonably efforts to maintain its existing relationship with the Personnel, but shall not increase salary or benefits or declare or pay bonuses without the prior written consent of Purchaser. Purchaser shall review the schedule of Personnel and shall be given an opportunity to interview all such members of Personnel. Purchaser may offer employment to such employees as Purchaser shall determine in its sole discretion. Seller shall use its best efforts to assist Purchaser in hiring such members of Personnel who are made offers of employment by Purchaser. Purchaser shall have no obligation to hire any employees or to maintain any level of compensation or benefits or to provide any benefit plans, programs or arrangements pursuant to this Agreement or in connection with the transactions contemplated hereby.

         Section 6.07. REGISTRATION RIGHTS. Upon Closing, Purchaser and Seller shall enter into a registration rights agreement in substantially the same form as the Form of Registration Rights Agreement attached hereto as EXHIBIT 6.07.

         Section 6.08. COMPLIANCE WITH COVENANTS. Between the date hereof and the Closing, Seller will comply in all material respects with all covenants set forth in Articles VI and VII of the Bridge Loan Agreement and Purchaser shall comply, and shall cause its Affiliates to comply, in all material respects with all covenants of Purchaser and its Affiliates set forth in the Bridge Loan Agreement and the TBA.

         Section 6.09. NOTIFICATION. Between the date hereof and the Closing, Seller will promptly notify Purchaser in writing if Seller becomes aware of any fact or condition that causes or constitutes a breach of any of Seller's representations and warranties as of the date hereof, or if Seller becomes aware of the occurrence after the date hereof of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Seller will promptly notify Purchaser of the occurrence of any breach of any covenant of Seller in this Article VI or Article VI or VII of the Bridge Loan Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Section 3 impossible or unlikely. During the same period, Purchaser will promptly notify Seller of the occurrence of any breach of any covenant of Purchaser in this Article VI or the TBA or of the occurrence of any event that may make the satisfaction of the conditions in
Section 3 impossible or unlikely.

         Section 6.10. NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Article VIII, Seller will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to any person (other than Purchaser) relating to any transaction involving the sale of the Assets, or any of the capital stock of Seller, or any merger, consolidation, business combination, or similar transaction involving Seller.

                                   ARTICLE VII
                                 INDEMNIFICATION

         Section 7.01. SURVIVAL. All representations, warranties, covenants and agreements made by any party to this Agreement or pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto and shall survive the Closing for twelve months after the Closing Date except for
(i) representations provided in Sections 4.01, 4.03, 4.04(i), 4.20 and 4.22, which shall survive indefinitely, and (ii) representations provided in Section 4.11, which shall not survive the Closing.

         Section 7.02. INDEMNIFICATION BY SELLER. Subject to the limitations set forth in Sections 7.01 and 7.04, Seller shall indemnify and hold harmless Purchaser and its officers, directors, employees, agents, permitted assigns, Affiliates and successors thereof from, against, for and in respect of:

         (a) any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action and encumbrances (collectively, "LOSSES") suffered, sustained, incurred or required to be paid by Purchaser and arising from the breach of any written representation, warranty, agreement or covenant of Seller contained in this Agreement;

         (b) all Excluded Liabilities, including but not limited to, the Excluded Tax Liabilities, and all liabilities arising from or in connection with the maintenance by Seller or any affiliate of Seller of any employee benefit plan (as defined in Section 3(3) of ERISA);

         (c) all customary costs and expenses (including, without limitation, customary attorneys' fees, interest and penalties) incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 7.02; and

         (d) any Losses arising from any cleanup or other remediation of or arising from any cleanup, removal, containment or other remediation (collectively, "CLEANUP") required by applicable law or regulation of, or any other damage arising from, any Hazardous Substance, Cleanup or breach of Environmental Law, but only to the extent that Seller has caused such Losses.

         THE PROVISIONS OF THIS INDEMNITY SHALL NOT BE THE SOLE REMEDY IN THE CASE OF INTENTIONAL MISREPRESENTATIONS, FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

         Section 7.03. INDEMNIFICATION BY PURCHASER. Subject to the limitations set forth in Sections 7.01 and 7.04, Purchaser shall indemnify and hold Seller and the officers, directors, employees, trustees, agents, permitted assigns, Affiliates and successors thereof harmless from, against, for and in respect of:

         (a) any and all Losses suffered, sustained, incurred or required to be paid by Seller and arising from the breach of any written representation, warranty, agreement or covenant of Purchaser contained in this Agreement, or the ownership and operation by Purchaser of the Assets after the Closing;

         (b) any and all Assumed Liabilities arising from and after the Closing Date; and

         (c) all reasonable costs and expenses (including, without limitation, attorneys' fees, interest and penalties) incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 7.03.

         THE PROVISIONS OF THIS INDEMNITY SHALL NOT BE THE SOLE REMEDY IN THE CASE OF INTENTIONAL MISREPRESENTATIONS, FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

         Section 7.04. INDEMNIFICATION PROCEDURES. The obligations and liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party or indemnified third parties shall be subject to the following terms and conditions:

         (a) The indemnified party shall give prompt written notice (which in no event shall exceed 30 days from the date on which the indemnified party first became aware of such claim or assertion) to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in Article VII hereof, stating the nature and basis of said claims and the amounts thereof, to the extent known. The failure to so notify, or any delay in so notifying, the indemnifying party will not relieve the indemnifying party of its obligations under this Article VII, except solely to the extent that the indemnifying party can demonstrate that such failure actually and materially prejudices the defense of the Action by the indemnifying party. Within 10 days of delivery of such notice, the indemnifying party shall advise the indemnified party (i) whether it disputes the claim for indemnification and (ii) whether the indemnifying party desires at its sole cost and expense to defend such Action.

         (b) In the event that the indemnifying party notifies the indemnified party within the notice period specified in clause (a) of this Section 7.04 that the indemnifying party does not dispute the indemnifying party's obligation to indemnify hereunder and desires to defend the indemnified party against such claim and, except as hereunder provided, the indemnifying party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the indemnifying party to final conclusion; provided that, unless the indemnified party otherwise agrees, the indemnifying party may not compromise or settle any matter (in whole or in part) (i) without obtaining a complete and unconditional release of the indemnified party, (ii) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party, and (iii) unless there is no finding or admission of any violation of law or any violation of the rights of any other Person and no effect on any claims that may be made against the indemnified party. If the indemnifying party elects not to defend the indemnified party against such claim, whether by failure of the indemnifying party to give the indemnified party timely notice as provided above or otherwise, then the indemnified party may assume the defense thereof, shall have the right to undertake the defense of, compromise or settle such proceedings and the indemnifying party shall, upon request of the indemnified party, pay to such indemnified party, in accordance with the terms of this Article VII, the amount of Losses resulting from such proceeding; provided, however, that such proceeding shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the indemnifying party's right to object to any proposed compromise or settlement shall be conditioned upon such indemnifying party acknowledging to the indemnified party that such indemnifying party shall be solely responsible (as between the indemnifying party and the indemnified party) for all liabilities and obligations arising from the matter proposed to be compromised or settled. If any Action, suit or proceeding is brought against the indemnified party with respect to which the indemnifying party may have liability under the indemnity agreements contained in Article VII hereof, the Action, suit or proceeding shall, upon the written acknowledgment by the indemnifying party that it is obligated to indemnify under such indemnity agreement, be defended (including all proceedings on appeal or for review which counsel for the indemnified party shall deem appropriate) by the indemnifying party. The indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the indemnified party's own expense unless
(i) the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized in writing by the indemnifying party in connection with the defense of such Action, suit or proceeding, or (ii) counsel to such indemnified party shall have reasonably concluded and specifically notified the indemnifying party that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such Action, suit or proceeding involves or could have an effect upon matters beyond the scope of the indemnity agreements contained in Article VII hereof, in any of which events the indemnifying party, to the extent made necessary by such defenses, shall not have the right to direct the defense of such Action, suit or proceeding on behalf of the indemnified party. In the latter such case only that portion of such fees and expenses of the indemnified party's separate counsel reasonably related to matters covered by the indemnity agreements contained in Article VII hereof shall be borne by the indemnifying party. The indemnified party shall be kept fully informed of such action, suit or proceeding at all stages thereof whether or not it is represented by separate counsel.

         (c) The defending party shall make available to the non-defending party and its attorneys and accountants all books and records of the non-defending party relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such Action, suit or proceeding.

         (d) There shall be no indemnification recoverable against a party otherwise obligated to provide indemnification therefor under this Article VII (other than the payment of Taxes relating to the Straddle Period) until the Losses by the party seeking such indemnification exceed $150,000 in the aggregate (the "BASKET AMOUNT"), and once all such Losses exceed the Basket Amount, such party shall only be obligated to the other party for Losses in excess of the Basket Amount (other than the payment of Taxes relating to the Straddle Period).

         (e) Seller shall not be required to pay any amount in satisfaction of the indemnification obligations of Seller pursuant to this Article VII in excess of the Purchase Price received by Seller.

         (f) A waiver of a condition to Closing hereunder shall not preclude the waiving party from being indemnified hereunder.

         Section 7.05. CERTAIN TAX MATTERS. For purposes of Section 2.03(b) and 7.02(b), Seller's allocable portion of Taxes with respect to a taxable period which includes (but does not end on) the Closing Date (the "STRADDLE PERIOD") shall be (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, an amount equal to the Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period for which such Taxes are paid ending on the Closing Date and the denominator of which is the number of days in the entire taxable period; and (y) in the case of any Taxes based upon or related to income or receipts, the amount that would be payable if the taxable period ended on the Closing Date. The party that has the primary obligation to do so under applicable law shall file any Tax Return that is required to be filed in respect of Taxes described in Section 7.02, and that party shall pay the Taxes shown on such Tax Return and the other party shall reimburse the filing party for its share of such Tax as determined under Section
7.02 by wire transfer of immediately available funds no later than ten days after receipt of written notice that such Tax has been paid to the applicable governmental body. For purposes of Taxes based upon or measured by net income ("INCOME TAXES"), Seller shall include the net income attributable to Seller, the Station and the Assets in its income through the Closing Date and shall file the appropriate Tax Returns. Subject to the provisions of Section 6.03, Seller shall be responsible for the payment of all Taxes, including, without limitation, Income Taxes imposed on Seller, if any, as a result of the transfer of the Station and the Assets to Purchaser. Seller and Purchaser shall provide each other with such cooperation and information as either of them reasonably may request of the other with respect to Seller, the Station or the Assets in filing any

Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes with respect to Seller, the Station or the Assets. Such cooperation and information shall include, without limitation, providing copies of all relevant portions of Tax Returns with respect to Seller, together with accompanying schedules and related work papers, documents relating to rulings or other determinations by taxing authorities and records concerning the ownership and tax basis of property, which either party may possess. Each party shall make its employees available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. The party requesting assistance hereunder shall reimburse the other for any reasonable out-of-pocket costs incurred in providing any return, document or other written information, and shall compensate the other for any reasonable costs (excluding wages and salaries) of making employees available, upon receipt of reasonable documentation of such costs. Each party shall retain all returns, schedules and work papers and all material records or other documents relating thereto, until the expiration of the statute of limitations (including extensions) of the taxable years to which such returns and other documents relate and, unless the relevant portions of such returns and other documents are offered to the other party, until the final determination of any payments which may be required in respect of such years under this Agreement. Any information obtained under this Section 7.05 shall be kept confidential, except as may be otherwise necessary in connection with the filing of any Tax Returns or claims for refund or in conducting any audit or other proceeding and shall be used solely for the purposes set forth in this Section 7.05.

                                  ARTICLE VIII
                                   TERMINATION

         Section 8.01. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

         (a) by mutual written consent of Seller and Purchaser; or

         (b) by either Seller (following repayment of all amounts due to Purchaser by any party under the Bridge Loan Agreement in accordance with the terms thereof) or Purchaser if the Closing shall not have occurred on or before June 1, 2001, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (b); or

         (c) by either Seller (following repayment of all amounts due to Purchaser by any party under the Bridge Loan Agreement in accordance with the terms thereof) or Purchaser if there shall be any Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable; or

         (d) by Seller (following repayment of all amounts due to Purchaser by any party under the Bridge Loan Agreement in accordance with the terms thereof), if (i) any of the material representations and warranties of Purchaser contained in this Agreement shall not be true and correct in any material respect, when made or at any time prior to the Closing as if made at and as of such time (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date), in any respect which is material to Purchaser or the ability of Purchaser to consummate the transactions contemplated hereby, or (ii) Purchaser shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of Purchaser under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 30 days after written notice thereof from Seller to Purchaser; provided that Purchaser shall have no opportunity to cure its failure to timely pay the Purchase Price; or

         (e) by Purchaser, if (i) any of the material representations and warranties of Seller contained in this Agreement shall not be true and correct in any material respect, when made or at any time prior to the Closing as if made at and as of such time (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date), in any respect which is material to Seller or the ability of Seller to consummate the transactions contemplated hereby, or (ii) Seller shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of Seller under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 30 days after written notice thereof from Purchaser to Seller.

         Section 8.02. CERTAIN REMEDIES NOT EXCLUSIVE. Except as specifically set forth herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         Section 8.03. SPECIFIC PERFORMANCE. It is understood and agreed that money damages would not be sufficient remedy for Seller's or Purchaser's failure to perform under this Agreement, the Bridge Loan Agreement and the Ancillary Documents, including Seller's failure to transfer, assign, convey, sell or deliver the Assets to Purchaser and Purchaser's payment of the Purchase Price and advancement of funds under the Bridge Loan Agreement in accordance with the terms thereof, that Purchaser or Seller, as the case may be, would be irreparably harmed by such a breach and that Purchaser and Seller shall be entitled to specific performance and injunctive relief as remedies for any such breach.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         Section 9.01. EXPENSES. Except as otherwise expressly provided herein, each party shall pay the fees and expenses incurred by it in connection with the transactions contemplated by this Agreement. If any action is brought for breach of this Agreement or to enforce any provision of this Agreement, the prevailing party shall be entitled to recover court costs, arbitration expenses and reasonable attorneys' fees.

         Section 9.02. AMENDMENT. This Agreement may be amended at any time but only by an instrument in writing signed by the parties hereto.

         Section 9.03. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) mailed by certified mail, return receipt requested, or delivered by nationally recognized "next-day" delivery service, to the parties at the addresses set forth below (or at such other address for a party as shall be specified by like notice), or (ii) sent by facsimile to the number set forth below (or such other number for a party as shall be specified by proper notice hereunder), or (iii) sent by email to the email address set forth below (or such other email address for a party as shall be specified by proper notice hereunder):

         If to Purchaser, to:       Spanish Broadcasting System, Inc.
                                    3191 Coral Way
                                    Miami, Florida 33145
                                    Attention: Joseph A. Garcia
                                    Facsimile: (305) 446-5148
                                    Email: bgerdts@sbscorporate.com

         with copies (which shall not constitute notice) to:

                                    Kaye, Scholer, Fierman, Hays & Handler, LLP
                                    901 Fifteenth Street, N.W.
                                    Washington, D.C. 20005
                                    Attention: Jason L. Shrinsky
                                    Facsimile: 202-682-3580
                                    Email:

         If to Seller, to:          New World Broadcasters Corp.
                                    1333 Corporate Drive, Suite 350
                                    Irving, Texas 75038
                                    Attention: James L. Anderson
                                    Facsimile: 972-550-5517
                                    Email: jim@rodriguezcom.com
         with copies (which shall not constitute notice) to:

                                    Thompson & Knight L.L.P.
                                    1700 Pacific Ave., Suite 3300
                                    Dallas, Texas 75201
                                    Attention: David Emmons
                                    Facsimile: 214 969-1751
                                    Email: emmonsd@tklaw.com

         Section 9.04. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns. This Agreement may not be assigned by either party without the prior written consent of the other, except that Purchaser may assign to any wholly owned subsidiary of Purchaser or to Purchaser's lender that will lend to Purchaser the funds that Purchaser will in turn lend pursuant to the Bridge Loan Agreement any of Purchaser's rights, interests or obligations hereunder, upon notice to Seller; provided that no such assignment shall relieve Purchaser of its obligations hereunder or delay Closing.

         Section 9.05. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 9.06. HEADINGS. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

         Section 9.07. ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, conveyances or undertakings other than those expressly set forth herein. This Agreement supersedes any prior agreements and understandings between the parties with respect to the subject matter.

         Section 9.08. WAIVER. No attempted waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement, will be effective unless evidenced by an instrument in writing by the party against whom the enforcement of any such waiver or consent is sought.

         Section 9.09. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         Section 9.10. SEVERABILITY. If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced under any rule or law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 9.11. INTENDED BENEFICIARIES. The rights and obligations contained in this Agreement are hereby declared by the parties hereto to have been provided expressly for the exclusive benefit of such entities as set forth herein and shall not benefit, and do not benefit, any unrelated third parties.

         Section 9.12. CONSENT TO JURISDICTION.

         (a) The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in Delaware, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

         (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in subsection (a) above by the mailing of a copy thereof in the manner specified by the provisions of Section 9.03.

         Section 9.13. MUTUAL CONTRIBUTION. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.

         Section 9.14. HSR ACT. Marcos A. Rodriguez represents and warrants that, for the purposes of the HSR Act, he is the ultimate parent entity of Seller and that he does not have total assets of more than $10 million as such assets are calculated pursuant to regulations adopted under the HSR Act, and Mr. Rodriguez agrees to indemnify and hold harmless Purchaser and its officers, directors, employees, agents, permitted assigns, Affiliates and successors from, against, for and in respect of any Losses arising from his failure to file under and comply with the HSR Act with respect to the transactions contemplated hereby.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first above written by their respective officers thereunto duly authorized.

                                     "SELLER"
                                     NEW WORLD BROADCASTERS CORP.

                                     By: /s/ MARCOS A. RODRIGUEZ
                                         ---------------------------
                                         Marcos A. Rodriguez,
                                         Chairman of the Board and
                                         Chief Executive Officer

                                     "PURCHASER"
                                     SPANISH BROADCASTING SYSTEM, INC.

                                     By: /s/ RAUL ALARCON, JR.
                                         -------------------------
                                         Raul Alarcon, Jr.,
                                         Chairman of the Board, Chief Executive
                                         Officer and President

         Marcos A. Rodriguez has executed this Agreement for the sole purpose of making the representations, and warranties with respect to himself set forth in
Section 9.14 and for the purpose of making the agreements set forth in such section.

                                         /s/ MARCOS A. RODRIGUEZ
                                         ------------------------
                                         Marcos A. Rodriguez

                               SCHEDULES 2.01(A)

                                  FCC LICENSES

FCC FM Broadcasting License for KTCY-FM (Pilot Point, Texas)

SBS

INVENTORY LIST

LOBBY - RECEPTION AREA Computer - monitor, keyboard, mouse
Reception Meridian phone
3 - two drawer chests
Heater
Mail scale
Postage meter
8 - letter sized plastic trays
2 - waste baskets
La Mejor framed picture
2 - chairs

LOBBY II

Couch, love seat, chair set with two pillows
2 - marble end tables, 1 broken
2 - wooden tables
4 plants
Table lamp
Fire extinguisher
Wall mirror
2 - Marcos Rodriguez framed articles

LOBBY CUBE I

Computer - monitor, keyboard, mouse
Chair
Antique oak desk
Waste basket
Dry erase board
Meridian phone

LOBBY CUBE II
Meridian phone

CHUCK'S OFFICE
Desk & credenza
3 - shelves
Two shelf book shelf
Two drawer file cabinet
Printer
Meridian phone
Power shredder
2 - file trays
2 - file tracks

CHUCK'S CONFERENCE ROOM
Fax machine
Round conference table
4 - chairs
Meridian phone
2 - two-drawer lateral file cabinets
Plant
Waste basket

ROCIO'S OFFICE
Computer w/sound - monitor, keyboard, mouse
Meridian phone
HP Laser Jet 2D printer
2 - plants
2 - multiple file trays
Hole punch
Power Shredder
2 - chairs
Two drawer book shelf
Waste basket

TRAFFIC
Computer IBM w/sound - monitor, keyboard, mouse
Clone computer - monitor, keyboard, mouse
2 - Meridian phones
2 - chairs
Four-drawer legal sized filing cabinet
2 - Epson dot Matrix printers
2 - waste baskets
UPS Best - small

CARMEN'S OFFICE
4 - plants
Computer IBM w/sound - monitor, keyboard, mouse
3 - Chairs
Meridian phone
Waste basket
Six shelf book case
Epson LQ 570
3 - multi file trays

WAYNE'S OFFICE
Computer IBM w/sound - monitor, keyboard, mouse
Power shredder
APC UPS
Meridian phone
3 - chairs
Sharp adding machine
HP 5P Laser jet printer
14 - file trays
two drawer lateral filing cabinet
four drawer filing cabinet
Roll around file cabinet
Six shelf book shelf
Waste basket

RAUL'S OFFICE
Meridian phone

PAUL'S OFFICE
Clone Computer - monitor, keyboard, mouse
Meridian phone
2 - chairs
Waste basket
9 - file trays
2 - wire file trays

CONFERENCE ROOM
Conference table
11 - chairs
Large dry erase board
2 - trash cans
Meridian phone
Two drawer standard file cabinets
2 - large artificial plants
RCA home theater 30" w/remote
Panasonic VCR w/remote
3M 9100 projector
Real to Real stand
Framed picture

EQUIPMENT CLOSET
Radio Shack public address amp.
ESE digital timer
LEL digital timer
Radio Shack graphic equalizer
Telos 10 head
4 - spare modules for Autogram console
Autogram new knobs
4CX1500B tube
2 - on air light fixtures
Mackie 1402 audio mixer
Best UPS w/broken case
486 computer for remotes
Harrison console 12 channel w/power supply (scrap)
6 - floor Mic stands
Scotts Studios 8 channel routing switcher
Decoder TFT digital base band
Encoder TFT digital base band
Receiver TFT 8300 STL receiver
Telos 10 telephone interface
Dorrough DAP 310 audio processor
New - star guide satellite receiver
Tascam 112-cassette recorder
2 - Otari real to real CB 116 remote control head
Mari electronics STL transmitter diplexer HRC - 10A
7 - stereo head phones
Home made DC power supply

ACCOUNTING
3 - Meridian phones
Sharp GTL3 electronic calculator
Industrial stapler
3 - trash cans
2 - two drawer lateral files
Four drawer lateral file
2 - two drawer standard cabinets
Computer - monitor, keyboard, mouse
Sharp 1194 G Calculator
Xerox docuprint 12 laser printer
Okidata 320 Matrix printer
Preferred computers server
Scott Studio server
Raid 5-scuzzy array
APC UPS
Monitor & Keyboard
Balkin Omni view 6 port monitor, keyboard, mouse sharing switch
Lattis NET M-2800 12 port hub
Ethernet hub 16 port
2 - 3Com 24 port hubs
Hubbell 96 port patch panel Ethernet
Cork board
7' aluminum rack
Monitor shelf
2 - 3 wire dressing panels
15 port plug strip
2 - framed pictures
Dead clock
Wire file tray
Plastic file tray
Plastic file box
Metal key index

ANGELA'S OFFICE
Astro Flight digital charger for "Flash"
4 - 5 drawer plastic bin
Purple plastic bin
Six shelf metal shelf
4 - wall mount video tape shelf
1 - 3 shelf wire shelf
Computer desk
2 - chairs
2 - wooden desks
3 - two drawer file cabinets
Meridian phone
Clone Computer - monitor, keyboard, mouse
HP 672C color printer
2 - plastic file trays
Pin board

NOEMI
Dell computer with sound - monitor, keyboard, mouse
HP Scan Jet II CS flatbed

Meridian phone
Chair
Waste basket
HP Paint Jet XL 300 printer & stand
Sharp FO - 4500 fax
2 - two drawer standard cabinets
Plant
Picture
7 - trays
Sharp SF - 2030 copier
Large dry erase board 6'x4'
Small dry erase board 3'x2'
3 - trash cans
Fire extinguisher
Printer stand
4 - two drawer standard file cabinet
Ibico binder system
Wooden supply shelf
96 mailbox plot shelf
9 - plastic file trays
Four shelf book tray
30" x 2" pin board
3 - wall hanging plastic bins
Jet direct EX Plus 3

JUAN'S OFFICE
IBM 300GL Computer with stand - monitor, keyboard, mouse, sound
ABC UPS system
Meridian phone
3 - chairs
Power stereo
HP Laser 4L printer
Technique SL - P555 CD player
Panasonic double cassette dec. SG - HMO9A stereo amplifier
RCA antenna
Two Cerwin Vega speakers
2 - two-drawer lateral file cabinets
Four shelf book shelf
Picture frame
Waste basket

ED'S OFFICE
IBM 300 GL MKM w/sound - monitor, keyboard, mouse
APC UPS
Meridian phone
TX Inst. Calculator
HP Desk Jet 890C color printer
2 - pin boards 2' x 30"
2 - two-drawer lateral file cabinet
1500 watt heater
Desk
3 - chairs
7 - plastic trays
4 - disk indexes
Back pack external CD ROM
I Omega Zip 250 drive
Gold star monitor
ACER Speakers
3com office connect 8 port mini hub
8 port mini network hub
Dry erase board

MICHELLE
2 - two drawer cabinets
4 - wire file trays
Meridian phone
Chair - broken
Clone computer - monitor, keyboard, mouse
Waste basket

SCOTT
Meridian phone
Chair
Clone computer - monitor, keyboard, mouse
2 - two drawer cabinets
4 - plastic file trays
Broken monitor stand
Waste basket

DOLORES
Meridian phone
Clone computer - monitor, keyboard, mouse
Chair
Waste basket

EMPTY
2 - wire trays
Meridian phone
3 - plastic trays

JOE
Clone computer - monitor, keyboard, mouse
Waste basket
Meridian phone
4 - plastic file trays
Wire tray
Chair

PRINTER STATIONS
HP Laser 4 plus
Jet direct EX plus 3
Meridian phone
2 - chairs
2 - desks metal
HP 870 CSE color printer

Jet direct EX plus 3-printer server
Dell PC computer

JAKKI

Clone computer - monitor, keyboard, mouse
Waste basket
Meridian phone
4 - plastic file trays
Wire tray

JOSE SOLORZANO
Dell clone computer - monitor, keyboard, mouse
5 - plastic files
Chair
Meridian phone
Waste basket
4 - wire hanging files
3 - two doors metal cabinets
2 - Panasonic electric typewriters
2 - chairs
Meridian phone
5 - plastic trays
Chair
Clone computer - monitor, keyboard, mouse
2 - waste baskets
Meridian phone
5 - plastic trays
Chair
Clone computer - monitor, keyboard, mouse
2 - wastebaskets
Meridian phone
5 - plastic files
3 - metal files
2 - two drawer metal cabinets
Fire extinguisher
6 x 4 dry erase board

KXEB 910 MAIN STUDIO
2 - chairs
2 - lateral file cabinets
Harrison Air 7-90 11 channel audio console
Scott Studio system - SSPB & Raid skuzzy array, 2 keyboards & 2 monitors Pin board large
Pin board small
Clock
Tascam Mark II recorder
Panasonic SU3800 DAT recorder
2 - Marantx PMD321 CD player
1 - Fostex powered speaker
Otari MX 50-50 Real to real recorder
3 - Symetri 528 E Mic Processors
1 - US Audio PHMAS Head phone system with 2 remote heads
2 - Henry matchbox interface device
Telos 10 digi telephone system w/head
Alesis RA-100 monitor amp
Radio systems, 8 port distribution amp.
Custom cabinet
End table
Fan
Radio Shack stereo amp
5 - plug strips
Henry engineering 8 channel stereo mixer
Home made switcher
Broadcast tools silent sensor
3 - Senheizer MD421 mics
3 EAC OC White Mic arms
2 - Alesis speakers & monitor "one"
2 - Omni mount speakers
5 - chairs

GENERAL ENGINEERING
Scott Studios clone PC - Winspot
2 - Tannoy monitor speakers
3 - 6' metal racks
6 - Rane Mojo MQ302 stereo graphic equalizers
Ramko Primus 16 port p-85/16m distribution amp
Moseley Associates SCG - 8 subchannel
Generator
Aphex Compeller/Aural Exciter
Aphex Compeller
Magnavox VHS - VCR
5 - spare Harrison Module
Fair Child 766H - dual trace oscilloscope
Potomac Instruments AT51 System AG51 audio generator and AA51 audio analyzer 3 - Electra voice RE - 20 mics
2 - Fostex 6301B powered speakers
2 - Meridian phones
2 - powered antennas (Radio Shack & TERK)
Panasonic tuner ST - K350
OC white Mic arm
5 - plug strips

KTCY
Optimod - FM 8200 Digital
Optimod 8100A snolog
Optimod 8100A/XT2
Dynalab FT101A Analog FM tuner
TFT 884 FM modulation & stereo monitor
TFT 845 FM SCA monitor
ATI - DA416 Distribution amplifier
Logitek ADA - 8 Distribution Amplifier
Logitek MON - 10 monitor switcher
Alesis RA - 100 Monitor amp

ESE ES-185AGPS Master Clock
Intraplex TI Interface
Telos Zephyr ISDN Kodak
Valley 440 audio processor
Logitek PRE-10
TFT, EAS 930 A receiver
2 - EAS 940A audio insertion modules
Best UPS 5,000 watts
4 - 16 terminal plug strips
Ty LINK ONS 1000 network server
Pipeline Ethernet router
Eventide 204 digital audio login system

KITCHEN
Goldstar Microwave
Microwave stand
Hotpoint (no frost) Refrigerator 17 cubic ft.
Dinette set
5 - Chairs
Small waste basket
Large waste basket
Artificial plant
Pin Board
Meridian phone
Four drawer legal sized cabinets
6 - 10X10 large tents

PROGRAMMING OFFICE
Three piece couch set (large couch & 2 recliners)
2 - end tables
Lamp
7 - chairs
2 - wood desks
Typing table
2 - PC clone computers (monitor, keyboard, mouse)
3 - wooden book shelves
2 - wooden cabinets 6' high
2 - two drawer filing cabinets
Lateral filing cabinet
HP Laser Jet printer 4L
HP Laser Jet printer 5L
Sharp fax machine
Dry erase board
2 - pin boards
"Flash" mascot
2 - waste baskets
5 - file trays
2 - coffee tables
CD wooden shelf
Wooden desk with matching credenza
2 - chairs
Power shredder
2 - Meridian phones
Clone computer (monitor, keyboard, mouse)
HP Laser Jet 2P printer
Two drawer metal file cabinet
24x36 pin board
24x36 dry erase board
UPS OPTI
Two drawer metal file cabinet
10 - file trays
2 - plants
Remote Equipment I = Road case, Furman p18 power conditioner & light modules, Mackie 1402 console, technics FM tuner, 2 audio Technicia, ATW-10 mikes, 2 receivers Comrex Vector Codec, Mackie M1400I, 1000 watt power amp, single line telephone, 4-SM48 Shure wired Mikes, 7" metal rack drawer, Radio Shack powered antenna, 2 - Peavey SP2Q PA large speakers, 2 - Ramsa PA small speakers, 4ft case with blower, 36" road case with PV 1000 watt amp included, computer with monitor, keyboard and mouse, two speaker stands
Baloon display (KLTY logo)
Remote Kit II = Telos Zephyr ISDN codac, 18" case, Behringer composer audio processor, US audio phmas head Meridian phone amp system with four remote heads.
Expansion ladder
2 - Moseley STL transmitters PCC606C offline
TFT - EAS 911 EAS system offline
Orban 8100A processor stereo generator offline
Telos 10 telephone interface with head offline
4 - DOD direct boxes offline
Scientific Allanta SEDAT offline bad
WSC 400 watt audio amp offline bad
Panasonic DAT recorder SV - 3700 offline bad
Tecnics SL - P520 CD player
Yamaha SPX 1000 digital effects processor bad power supply
Panasonic SV2 - 3500 DAT recorder
Conex sub-audible tone sensor
Genter EFT 900A analog telephone interface
Meridian phone
ESE programmable digital timer
New Shop Vac with all accessories
Logitek PRE-10 switching unit
Audio-technica ATW-R10 with rock ears
Arriks pipe 500-C stereo audio console
JVC XLU251TV CD player
Macki 1202 audio console
Peavey Delta stereo effects processor
1995 Ford 350 Van
4 - plastic top folding tables
Two wheel dolly

PRODUCTION A
Orban Audicey 32 track digital editor with jazz backup
Mackie 32x8 channel audio console
Otari MX 55 Real and roll around cabinet MX5050
Scott studios PB production terminal with monitor keyboard & CPU
2 - wooden computer workstations
Meridian phone
Panasonic SV3800 DAT recorder
3M studio dispenser
Curtis Mathis 15" TV
Sanyo DA4 VCR
Eventide H3000B Ultra harmonizer
Wooden production table
OC White mike arm
Tascam CD-601 CD player
2 - AKGC414 EB Miks
Session 8 digital editor (computer audio interface w/keyboard, monitor & mouse) session 8 disables
Crest Audio 1001A monitor amp
Digi Design 882 audio interface
2 port mike processor security case
7 - plug strips
Two bay audio patch rack
2 - Symetrix 528E Mike processor
Panasonic KX-e400 typewriter
2 - Alesis monitor one speakers
LEL1610 digital timer
2 - floor standing mike stands with booms
Best UPS
Waste basket
CD rack
Sound Ideas sound effect library
Ambiance sound effect library
Universal Studios sound effect library
Lucas Film Sound effect library
Hanna Barbera sound effect library
Warner Bros. Sound Effect library
Acoustic Magic library
First Com library
Total Access library
Underscore sound effect library
Novelty Comedy library
David Hoffner library
Digi Effects library
Sparkler sound effect library
6' table

KTCY MAIN STUDIO
Meridian phone
Metal CD rack
2 - waste baskets
Pin board
Table with stool
Custom studio furniture
Harrison air 790 20 channel console
Scotts Studio system 8 channel switcher SS & 2PB, modem, 2 monitors (one is a touch screen 17")
Four port video DA & four port A10Cs-104 4 port
CD switcher
Task scan 112 R Mark II cassette recorder
Henry relay control
5 - RE27 mike electro voice
5 - OC White arms
Copy stand
Curtis Mathis Omni mount
2 - Alisis monitor one speaker
2 - Omni mounts
360 Systems Short Cut digital editor
Radio Shack powered speaker
Radio Shack unpowered speaker
Panasonic SV4100 DAT recorder
TFT EAS 911 system
2 - Denon DN-CN680 CD players
Lexicon PCM 70 digital effects processor
2 - Radio Shack telephone stobes
Commex Vector audio codec
IBM 300GL Computer (keyboard, mouse)
Viewsonic VPA 150 liquid crystal monitor
10 button key telephone
2 - Telos 100 digital telephone interface with IA2 digital interface
5 - symetrics 528E Mike processor
3 - US Audio Headphone heads
Crest Audio 1510A-monitor amp 1001A
Radio Shack 12-volt power supply
7 foot steel rack
Burk ARC-16 remote control studio unit
KTCY/KXEB
Potomic Instruments SU-16
Scott Studio rack drawer
PI SU-16 extension chassis
Telos Zepher ISDN Codec
Symethics 565E stereo processor
Broadcast tools 3X2 stereo switcher
7 - plug strips
Okidata 184 Dot Matrix printer
Stand
Pinboard
2 - chairs
Fire extinguisher

PRODUCTION B
Otari MX 50 4 channel Reel to Reel
2 - Elisis monitor one speakers
Symetrix Audio Processor XX208

Lexicon digital effects processor
Technics RS-TR575 stereo dual cassette deck
Scott Studios production PB with monitor, keyboard, mouse with voice trax capability
Panasonic SU3800 DAT recorder
Mackie 24-8 24x8 audio console
OC white Mike arm
Clone computer running cool edit
Symetrics 528 E Mike processor
Alesis RA-100 monitor amp
Chair
Denon 951FA CD player - in shop for repairs
2 port security case

NEWS ROOM
Meridian phone
3 - chairs
2 - Alesis monitor one speaker with Omni mounts
Computer monitor wall mount
2 - Omni mount TV trays
Keyboard drawer
Studio custom furniture
Scotts Studio system = SS, PB, skuzzy array, 2 monitors, 2 keyboards 2 - Symetrics 528 E Mike processor in a metal security case
Gentner SPH-3 telephone interface
Crest Audio 1001A monitor amp
Radio Shack phone flasher
Panasonic SU3700 DAT recorder
Marantz PMD321 CD player
Macki 1402 audio console
2 - four drawer cabinets, one legal and one standard
Mike/intercom switching system
Metal CD rack
Globe
3 - file trays
Clone PC with monitor, keyboard, mouse
1500 watt heater
10 button telephone
Panasonic KX-P2180 Dot Matrix printer
Seven foot wooden book shelf
Wooden desk
Okidata OL810 Led page printer
2 - file trays
Waste Basket
Electric pencil sharpener
Sharp SF-8870 copier
First Aid Kit

KTCY TRANSMITTER
Dielectric A5000-201 Coax Switch
Altronic Research Dummy load
Bird Truline Watt meter with line section
Bird High Speed "watcher" line protection and power meter
Continental Electronics 816R-2C 215 Kw FM transmitter
Continental Electronics 815B Kw transmitter
Continental Electronics 802B FM Exiter
Marti ME-40 FM Exiter
TFT 844A Mod Mon.
Burk ARC-16 RMC w/2x panels
Crest Audio 1510A audio amp
Continental Electronics 802 Digital Exiter
Comrex Vector Copec
Intraplex T1 Interface
Orban 8100A with XT2 Chassis, analog stereo generator and processor Orban 8000 analog stereo generator and processor
Tripp-lite UPS BC pro
3x Burk Line Voltage Sensor(s)
Eup - POS
Adtran TI CSU ALE
Current Technology SF
2x Eubank A/C's
EJP Modez POS Coax Switch control
8' Mark Products STL Dish
1910 Andrew 15/8" Heliax XMSN Line
ERI G-5 CPS 6 Bay Antenna

KXEB 910 TRANSMITTER
TFT 8300 STL xcutr
Collins 20 V-3 xcutr
Harris Gates Two xcutr
Intraplex
Onis 100 Tylink
Adtran
Burk ARC-1 with Panel
P1 AM-19 (204)
Belar Am Mod. Mon
Orban 9100-B
Realistic Stereo Amp
Realistic Minimus OS SPKR
Lasko Fan
Druacraft Heather
CRAFFT A/C
SSAC Monitor(s) (2x)
Hue & Phillips Flasher
Tripp-lite UPS
Gorman-Redlich CEB EBS
4' Anexter-Mark Dish
200' 1/8" Andrew Heliax Line
Homemade Phaser and Tuning Unit
2 - 280 ft. Andrews Towers

                                SCHEDULE 2.01(C)

                              REAL PROPERTY LEASES

     Lease Agreement with Edge Broadcasting Corporation dated April 23, 1993
          (assumed by Seller on October 11, 1995) for KTCY Transmitter. Lease requires landlord's consent to assignment by tenant.

     Lease Agreement with Rodriguez-Heftel-Texas dated November 29, 1994 for the space located at 7700 Carpenter Freeway, Dallas, Texas.

                                SCHEDULE 2.01(E)

                               ASSUMED CONTRACTS

     The  Leases identified on Schedule 2.01(c).

     Employment Agreement for Juan Montenegro with Seller and Administaff
          Companies, Inc., as co-employers.

                                SCHEDULE 2.01(F)

                              INTANGIBLE PROPERTY

The following slogans are used by Seller (such slogans are not registered):

         La Mejor 104.9 La Mejor en musica Mexicana

         La Mejor 104.9 La madre de los corridos

                                SCHEDULE 2.01(G)

                                    PERMITS

None

                                 SCHEDULE 2.05

                          ALLOCATION OF PURCHASE PRICE

Tangible Assets                             $        265,000
FCC Licenses and Misc. Intangibles          $     40,235,000
                                            ----------------
                                            $     40,500,000
                                            ================

                                  SCHEDULE 4.02

                                  QUALIFICATION

Seller is a Texas corporation and is not qualified to do business in any other jurisdiction.

                                  SCHEDULE 4.04

                                NONCONTRAVENTION

None

                                  SCHEDULE 4.05

                              GOVERNMENTAL CONSENTS

None

                                  SCHEDULE 4.10

                           ABSENCE OF CERTAIN CHANGES

None

                                  SCHEDULE 4.11

                                   TAX MATTERS

None

                                SCHEDULE 4.16(A)

                                    EMPLOYEES

See Attached - (All employees are co-employed by Seller and Administaff Companies, Inc.)

                          NEW WORLD BROADCASTERS, CORP.
                                 EMPLOYEE ROSTER

                                AS OF MAY 1, 2000





                                   COMPENSATION
       LAST           FIRST      PER HR.   SEMI-MO.         DEPT.               TITLE
   ------------     ------------ -------   -------         ------              -------
Aguilera            C                     $4,166.67      Gen & Adm.       Promotions Manager
Baez                LA            $10.00                   Program        Board Operator
Barbosa             Z                     $1,250.00         K25FW         Video Hostess
Bhatia              P             $10.00                   Program        Board Operator
Cardenas            E                       $866.67        Program        Producer


Chavez              M                     $1,153.00         Sales         Account Executive
Contreras           JA            $10.00                   Program        Board Operator
Danitz              P                     $3,125.00         Sales         L.S.M.
De La Cruz          C                     $2,083.34        Program        D J - Morning
De La Cruz          R             $10.00                   Program        Board Operator
De Leon             0             $10.00                   Program        D J - Mid-Morning
Fine                K                     $2,291.67       Technical       Chief Engineer
Flores              R             $10.00                   Program        Board Operator
Garcia              J                     $1,000.00         Sales         Account Executive
Gonzalez            A             $10.00                   Program        Board Operator
Guardiola           R                     $1,400.00        Program        D J - Afternoon


Guerrero            M             $10.00                   Program        Board Operator
Gutierrez           E                       $975.00        Program        DJ-Board Operator


Gutierrez           G                       $991.67         Sales         Traffic Assistant
Hernandez           L                       $791.67      Gen. & Adm.      Receptionist
Ibanez              P                     $1,250.00        Program        Production


Ibanez              Y                       $884.62        Program        Continuity

Jackson             D                     $1,384.62         Sales         Account Executive
Kennedy             S                     $2,916.67         Sales         Account Executive
Luna                C             $10.00                   Program        Board Operator
Martinez            J                     $1,750.00         Sales         Account Executive
Montenegro          J                     $5,729.17     Gen. & Admin.     Gen. Mgr.
Morales             J             $10.00                   Program        Board Operator
Nagengast           K                     $2,500.00         Sales         Account Executive
Navarrete           A                     $5,000.00         Sales         N T R - AE
Olsson              W                     $2,083.33      Gen. & Adm.      Bus. Mgr.


Ortega              J             $10.00                   Program        Board Operator
Palacio             E                     $1,041.67         Sales         Account Executive
Pena                R             $10.00                   Program        Board Operator
Pryor               E                     $3,541.67       Technical       Dir. of Eng.
Ramirez             I                     $3,208.33         K25FW         Prog. Director
Rodriguez           M             $10.00                   Program        Board Operator
Rodriguez           J L           $10.00                   Program        Board Operator
Rodriguez           J                      1,458.33         K25FW         Creative Director
Santana             M                     $1,083.34        Program        D J - Evening


Solorzano           J                     $1,458.34         Sales         Account Executive
Valero              M                     $2,083.34         Sales         Traffic
Villarreal          N                     $1,250.00         Sales         Secretary
Wright              J                     $1,750.00         Sales         Account Executive







                                                        LENGTH OF
       LAST              COMPENSATION CHANGES           EMPLOYMENT         BENEFITS
   ------------        -----------------------          ----------         ---------
Aguilera                                            Start Date 1/1/99         HMO
Baez                                                Less than 12 months
Barbosa                                             Less than 12 months       HMO
Bhatia                                              Less than 12 months
Cardenas             Frm p/t $10.00 to f/t          Less than 12 months       HMO
                     $20,800.00

Chavez                                              Less than 12 months
Contreras                                           Less than 12 months
Danitz                                              Less than 12 months       PPO
De La Cruz                                          Less than 12 months       HMO
De La Cruz                                          Less than 12 months
De Leon                                             Less than 12 months
Fine                                                Less than 12 months       HMO
Flores                                              Less than 12 months
Garcia                                              Less than 12 months       HMO
Gonzalez                                            Less than 12 months
Guardiola            Frm $1166.67 to $1400.00/pay   Less than 12 months       HMO
                     perd.

Guerrero                                            Less than 12 months
Gutierrez            Frm p/t $10.00 to f/t          Less than 12 months       HMO
                     $23,400.00

Gutierrez                                           Less than 12 months       HMO
Hernandez                                           Less than 12 months       HMO
Ibanez               Frm p/t $10.00 to f/t          Less than 12 months       HMO
                     $30,000.00

Ibanez               Frm $884.62 to 958.33/pay      Less than 12 months       HMO
                     perd.
Jackson                                             Less than 12 months       HMO
Kennedy                                             Less than 12 months   HMO FAMILY
Luna                                                Less than 12 months
Martinez                                            Less than 12 months   HMO FAMILY
Montenegro                                          Less than 12 months       HMO
Morales                                             Less than 12 months
Nagengast                                           Less than 12 months   HMO SPOUSE
Navarrete                                           Less than 12 months       HMO
Olsson                                                Start Date          HMO SPOUSE
                                                    10/1/95

Ortega                                              Less than 12 months
Palacio                                             Less than 12 months       HMO
Pena                                                Less than 12 months
Pryor                                               Less than 12 months   HMO FAMILY
Ramirez                                             Less than 12 months       HMO
Rodriguez                                           Less than 12 months
Rodriguez                                           Less than 12 months
Rodriguez                                           Less than 12 months       HMO
Santana              Frm $916.67 to $1083.34/pay    Less than 12 months       HMO
                     perd.

Solorzano                                           Less than 12 months   HMO FAMILY
Valero                                              Less than 12 months    HMO CHILD
Villarreal                                          Less than 12 months       HMO
Wright                                              Less than 12 months       HMO


                                  SCHEDULE 4.19

                               CERTAIN AGREEMENTS

None

                                 SCHEDULE 4.21

                                   INSURANCE

See Attached

02/11/00

                         Rodriguez Communications, Inc.

                            DESCRIPTION OF OPERATIONS

Radio & TV broadcasting

                                NARRATIVE OUTLINE

SCHEDULE OF NAMED INSUREDS:

1.   Rodriguez Communications, LLC
2.   Rodriguez Capital Holdings, Inc.
3. Agility, Inc. (part of trust that controls operations-personal estate planning)
4.   Legacy Maker, Inc. (dormant)
5.   Marcos & Sonya Rodriguez, Jr., Individually
6.   Marcos & Sonya Rodriguez, Jr. Ins. Trust
7.   Marcos & Sonya Rodriguez Family Trust
8.   Marcos & Sonya Rodriguez Children's Trust #1
9.   Marcos & Sonya Rodriguez Children's Trust #2
10.  Sonya Nance Trust
11.  Marcos Rodriguez, Inc. DBA KDMM Radio 1150 AM (Highland Park, TX)
12.  New World Broadcasters, Corp. (KTCY 104.9 FM; Channel 25 T.V.)
13.  Rodriguez Foundation
14.  Rodriguez Oil & Gas, Inc.
15. Turnkey Promotions, Inc. DBA International Interiors (now dormant-used to buy furnishings for his home)
16.  KZIP AM, Inc. - Amarillo, TX
17.  Equity-Media.com, Inc. (investigative "think tank" ISP company)
18.  PC Media, Inc. (dormant ISP Co.)
19.  KeepConnected, Inc. (dormant ISP Co.)
20.  910 Broadcasting Corp. (KXEB - 910 AM)

SCHEDULE OF RISK LOCATIONS:

1.   7700 Carpenter Freeway, Dallas, TX  75247    $600,000 BPP
2.   1333 Corporate #350, Irving, TX  75038       $  5,000 BPP

                  Burdensome and immaterial schedules omitted.
       The omitted schedules are available from the Company upon request.